UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2007 (April 20, 2007)

Rancher Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-51425	98-0422451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

999-18th Street, Suite 1740, Denver, Colorado 80202
(Address of principal executive offices)  (Zip Code)

Registrant's telephone number, including area code (303) 629-1122

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Director

On April 20, 2007, Rancher Energy Corp. (the “Company”) issued a press release announcing the departure of director Andrei Stytsenko. Mr. Stytsenko resigned his directorship effective April 20, 2007. Mr. Stytsenko’s letter of resignation is filed as Exhibit 17.1 to this Current Report on Form 8-K. To the knowledge of any of our executive officers, Mr. Stytsenko did not resign because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(d) Election of Directors

Effective April 20, 2007, the Board of Directors (the “Board”) of the Company appointed Mr. William A. Anderson, Mr. Joseph P. McCoy, Mr. Patrick M. Murray, and Mr. Myron M. Sheinfeld (individually “Appointed Director” and collectively “Appointed Directors”), as members of the Board to serve until the next annual meeting of shareholders or their successor is duly elected and qualified. It is expected that Mr. Anderson, Mr. McCoy, Mr. Murray and Mr. Sheinfeld will serve on one or more committees of the Board, but those determinations have not yet been made.

The Company has no special arrangements, related party transactions or understandings with the Appointed Directors in connection with their appointment to the Board, except that compensation arrangements have been made. On April 20, 2007, each Appointed Director was granted an option to purchase 10,000 shares of the Company’s common stock pursuant to the Company’s 2006 Stock Incentive Plan. The exercise price of the initial grant is $1.02 per share, the fair market value of the Company’s common stock on the date of grant. The option will vest 20% (2,000 shares) on each one year anniversary of the date of the initial grant and will be exercisable for a ten-year term. Each Appointed Director and Mark Worthey, a current director, will be entitled to receive annual grants of options to purchase 10,000 shares that will be priced at the future grant dates. Each Appointed Director also received a stock grant of 100,000 shares of the Company’s common stock that vests 20% (20,000 shares) on the date hereof with vesting 20% per year thereafter.

In addition, each Appointed Director will receive an annual retainer fee of $45,000 payable in shares of the Company’s common stock, to be paid quarterly and priced at fair market value at the end of each fiscal quarter. Each Appointed Director will also receive $6,000 per year, plus reasonable out of pocket expenses, to attend the quarterly Board meetings. If an Appointed Director is a member of a committee, he will receive $4,000 per year and a committee chairman will receive $6,000 per year, except an audit committee chairman will receive $10,000 per year. Cash payments will be made quarterly. A Director may receive stock in lieu of cash, which will be computed using the ratio of $1.50 of the Company’s common stock for each $1.00 to be paid in cash to the Director.

The background of each Appointed Director is described in the press release which is included as Exhibit 99.1 in this Report.

Item 7.02 Regulation FD Disclosures

On April 20, 2007, the Company issued a press release entitled “Rancher Energy Adds Four New Board Members in Move to Strengthen Corporate Governance and Leadership Team.” The press release is included as Exhibit 99.1 in this Report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Report shall not be deemed filed for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing.

Item 9.01  Financial Statements and Exhibits

Exhibit Number	Description

Exhibit 17.1	Letter of Resignation

Exhibit 99.1	April 20, 2007 Press Release entitled “Rancher Energy Adds Four New Board Members in Move to Strengthen Corporate Governance and Leadership Team.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANCHER ENERGY CORP.

 Signature:  /s/ John Works
Name:  John Works
  Title:  President, Principal Executive Officer

Dated: April 26, 2007

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 17.1	Letter of Resignation

Exhibit 99.1	April 20, 2007 Press Release entitled “Rancher Energy Adds Four New Board Members in Move to Strengthen Corporate Governance and Leadership Team.”